As filed with the Securities and Exchange Commission on July 19, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Oregon	93-1253576
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon 97204

(971) 321-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Holley Franklin

Vice President, Corporate Secretary and Associate Counsel

StanCorp Financial Group, Inc.

1100 SW Sixth Avenue, Portland, Oregon 97204

(971) 321-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ruth A. Beyer

James M. Kearney

Stoel Rives LLP

900 SW Fifth Avenue, Suite 2600, Portland, Oregon 97204

(503) 224-3380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered	Proposed maximum aggregate offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Senior Debt Securities Subordinated Debt Securities Common Stock Preferred Stock Warrants	(1) (1) (1) (1) (1)	(1) (1) (1) (1) (1)	(1) (1) (1) (1) (1)	(2) (2) (2) (2) (2)
Total			$(1)	$(2)

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate number or amount, as the case may be, of debt securities, common stock, preferred stock, and warrants are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered may be convertible into or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder an indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby or that are offered in combination. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.
(2)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of all applicable registration fees.

STANCORP FINANCIAL GROUP, INC.

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

We may offer and sell from time to time the securities identified in this prospectus, either individually or in combination. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

We will provide specific terms of the offering and sale of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.

We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

Our common stock is traded on the New York Stock Exchange under the symbol “SFG.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the New York Stock Exchange or other securities exchange of the securities covered by the prospectus supplement.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus on page 1, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 19, 2012.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not making an offer of these securities in any state where the offer is not permitted.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under this process, we may offer and sell, individually or in combination, in one or more offerings, any of the securities identified in this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering, including the terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Information by Reference,” before buying any of the securities being offered.

This prospectus contains summaries of selected documents, but you should read the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents we describe have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

As used in this prospectus, “StanCorp,” “we,” “us,” and “our” refer to StanCorp Financial Group, Inc. and its subsidiaries, unless the context otherwise requires.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in our filings with the SEC that are incorporated by reference in this prospectus and any prospectus supplement before making an investment decision. The risks and uncertainties described in any prospectus supplement and incorporated by reference into this prospectus are not the only ones facing our company. As a provider of financial products and services our actual results of operations may vary significantly in response to economic trends, interest rates, investment performance, claims experience, operating expenses and pricing. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. In that case, the value of our securities could decline substantially.

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USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, the repayment of senior or subordinated debt securities or the financing of possible acquisitions.

The net proceeds may be invested temporarily until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges:

	Three Months Ended March 31,		Years Ended December 31,
	2012		2011		2010		2009		2008		2007
	(Dollars in millions)

Earnings calculation:

Income before income taxes	$47.7		$191.5		$278.1		$310.4		$237.9		$336.4
Fixed charges	58.0		204.8		201.8		191.8		156.8		147.0

Earnings	$105.7		$396.3		$479.9		$502.2		$394.7		$483.4

Fixed charges calculation:

Other interest expense including capital lease interest but excluding
Senior Notes and hybrid notes	$—		$0.2		$0.6		$0.8		$1.2		$1.4
Amortization of Senior Notes	4.4		17.6		17.6		17.6		17.6		17.5
Amortization of hybrid notes	5.3		21.1		21.1		21.2		21.0		12.4
Interest credited	47.2		161.0		158.4		145.6		110.7		108.8
Portion of rental expense representing an interest factor (1)	1.1		4.9		4.1		6.6		6.3		6.9

Total fixed charges	$58.0		$204.8		$201.8		$191.8		$156.8		$147.0

Ratio of earnings to fixed charges	1.8	x	1.9	x	2.4	x	2.6	x	2.5	x	3.3	x

(1)	Interest portion of operating leases is assumed to be 28 percent.

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DESCRIPTION OF SECURITIES

We will set forth in a prospectus supplement a description of the debt securities, common stock, preferred stock, or warrants offered under this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways: (1) through agents, underwriters or dealers; (2) directly to one or more purchasers; or (3) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including the underwriters, dealers, agents or direct purchasers and the place, time of delivery and other terms of the offered securities, in a prospectus supplement.

VALIDITY OF SECURITIES

Stoel Rives LLP, Portland, Oregon, will pass upon the validity of the offered securities for us. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K, incorporated in this prospectus by reference from our Current Report on Form 8-K dated July 18, 2012, and the effectiveness of StanCorp’s internal control over financial reporting as of December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC’s toll-free telephone number at 1-800-SEC-0330 for further information on the public reference room.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be important part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

1.	Our Annual Report on Form 10-K for the year ended December 31, 2011 (other than “Item 1 – Business,” “Item 6 – Selected Financial Data,” “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 8 – Financial Statements and Supplementary Data” and “Exhibit 12.1 – Statement Regarding Computation of Ratio of Earnings to Fixed Charges,” each of which has been replaced by the disclosures made in our Current Report on Form 8-K filed with the SEC on July 18, 2012);

2.	The information specifically incorporated by reference into the 2011 Form 10-K from our definitive proxy statement on Schedule 14A dated March 26, 2012;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

4.	Our Current Reports on Form 8-K dated May 7, 2012, June 22, 2012, July 16, 2012 and July 18, 2012;

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5.	The description of our Common Stock contained in our registration statement on Form 8-A filed with the SEC on April 8, 1999; and

6.	Future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and before the termination of the offering.

You may request a free copy of these filings by writing or telephoning us at the following address:

StanCorp Financial Group, Inc.

Attention: Investor Relations

1100 SW Sixth Avenue

Portland, Oregon 97204

Telephone: (503) 321-7097

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fees	$	*
Stock exchange listing fees		**
FINRA filing fee (if applicable)		**
Rating agency fees (if applicable)		**
Printing and delivery of prospectus		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent and registrar fees and expenses		**
Trustee fees (if applicable)		**
Miscellaneous expenses		**

Total	$

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of all applicable registration fees for the securities offered under this registration statement.
**	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

The Articles of Incorporation, as amended (“Articles”), of StanCorp Financial Group, Inc. (“StanCorp”) contain a provision that eliminates the personal liability of a director to StanCorp and its shareholders for monetary damages for conduct as a director, except to the extent not permitted by the Oregon Business Corporation Act (“OBCA”). If a director were to breach the duty of care in performing his or her duties as a director, neither StanCorp nor its shareholders could recover monetary damages from the director, and the only course of action available to the shareholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of duty. To the extent certain claims against directors are limited to equitable remedies, this provision may reduce the likelihood of derivative litigation and may discourage shareholders or management from initiating litigation against directors for breach of their duty. Additionally, equitable remedies may not be effective in many situations. If a shareholder’s only remedy is to enjoin the completion of the board’s action, this remedy would be ineffective if the shareholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the shareholders and StanCorp would have no effective remedy against the directors. Under the Articles, liability for monetary damages remains for (i) any breach of the duty of loyalty to StanCorp or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of StanCorp’s stock under Section 60.367 of the OBCA, or (iv) any transaction from which the director derived an improper personal benefit.

StanCorp’s Articles and Bylaws require StanCorp to indemnify directors and officers to the fullest extent permitted by law or not prohibited by law, respectively. The right to and amount of indemnification ultimately will be subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Articles would require indemnification at least to the extent that indemnification is authorized by the OBCA. The effect of the OBCA is summarized as follows:

(a) The OBCA permits StanCorp to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, other than an action by or in the right of StanCorp, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of StanCorp, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of NOLO CONTENDERE or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

(b) The OBCA permits StanCorp to grant a right of indemnification in respect of any proceeding by or in the right of StanCorp against the reasonable expenses (including attorneys’ fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of StanCorp, except that no indemnification may be granted if such person is adjudged to be liable to the Company unless permitted by a court.

(c) Under the OBCA, StanCorp may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following:

(1) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding,

(2) if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding,

(3) by special legal counsel selected by the Board of Directors or the committee thereof, as described in (1) and (2) above, or, if quorum cannot be obtained as in (1) and (2) above, by majority vote of the full Board of Directors, including directors part of the proceeding, or

(4) by the shareholders.

Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (1) through (4) above, except that if the determination of such indemnification’s permissibility is made by special counsel, then authorization of indemnification and the determination of the reasonableness of such expenses is to be made by those entitled to select special counsel. A court can also order indemnification if the court determines that indemnification is mandatory by law, or is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

(d) Under the OBCA, StanCorp may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) a written affirmation of the director’s or officer’s good faith belief that he or she has met the prescribed standard of conduct and (ii) a written undertaking to repay the advance if it is ultimately determined that such person did not meet the standard of conduct.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors or otherwise.

StanCorp has directors’ and officers’ liability insurance coverage that insures directors and officers of StanCorp against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules.

A list of exhibits included as part of this Registration Statement is set forth in an Exhibit Index, which immediately precedes such exhibits.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

(d) In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of that Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized Portland, Oregon on July 19, 2012.

STANCORP FINANCIAL GROUP, INC.

By:	/s/ J. GREG NESS
J. Greg Ness
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ J. GREG NESS	Chairman, President and Chief Executive	July 19, 2012
	J. Greg Ness	Officer (Principle Executive Officer), Director

	/s/ FLOYD F. CHADEE	Senior Vice President and Chief Financial	July 19, 2012
	Floyd F. Chadee	Officer (Principal Financial Officer)

	/s/ ROBERT M. ERICKSON	Vice President and Controller (Principal	July 19, 2012
	Robert M. Erickson	Accounting Officer)

	*	Director	July 19, 2012
Virginia L. Anderson

	*	Director	July 19, 2012
Frederick W. Buckman

	*	Director	July 19, 2012
Stanley R. Fallis

	*	Director	July 19, 2012
Duane C. McDougall

	*	Director	July 19, 2012
Eric E. Parsons

	*	Director	July 19, 2012
George J. Puentes

	*	Director	July 19, 2012
Mary F. Sammons

	*	Director	July 19, 2012
E. Kay Stepp

	*	Director	July 19, 2012
Michael G. Thorne

*By:	/s/ FLOYD F. CHADEE
Floyd F. Chadee (as Attorney-in-fact)

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

4.1	Articles of Incorporation of StanCorp Financial Group, Inc., as amended

4.2**	Bylaws of StanCorp Financial Group, Inc. (filed as Exhibit 3.2 to Form S-1/A dated March 12, 1999)

4.3**	Form of Indenture relating to senior debt securities (filed as Exhibit 4(c) to Form S-3 dated July 3, 2002)

4.4**	Form of Indenture relating to subordinated debt securities (filed as Exhibit 4(d) to Form S-3 dated July 3, 2002)

4.5*	Form of Articles of Amendment for Preferred Stock

4.6*	Form of Warrant Agreement and Trustee to be designated therein covering Warrants to be offered, including Form of Warrant

4.7**	Amended and Restated Rights Agreement dated as of April 20, 2009 (filed as Exhibit 4.1 to Form 10-Q dated August 3, 2011) and Exhibits to Amended and Restated Rights Agreement (filed as Exhibit 4.1 to Form 10-Q dated November 2, 2011)

4.8**	StanCorp Financial Group, Inc. and U.S. Bank National Association as Trustee, First Supplemental Indenture dated as of September 25, 2002 (filed as Exhibit 4.1 to Form 8-K dated September 25, 2002)

4.9**	First Supplemental Indenture, dated May 29, 2007, between the Company and U.S. Bank National Association (filed as Exhibit 4.1 to Form 8-K/A dated May 30, 2007)

4.10*	Form of supplemental indenture or other instrument establishing the issuance of one or more further series of senior debt securities (including form of senior debt security)

4.11*	Form of supplemental indenture or other instrument establishing the issuance of one or more further series of subordinated debt securities (including form of subordinated debt security)

5.1	Opinion of Stoel Rives LLP

12.1**	Statements Regarding Computation of Ratios of Earnings to Fixed Charges (filed as Exhibit 12.1 to Form 8-K dated July 18, 2012)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1 above)

24	Powers of Attorney

25.1	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Indenture (Form T-1)

25.2	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Indenture (Form T-1)

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
**	Incorporated by reference.